UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 26, 2026

Meridian Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Golden Matrix Group, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is hereby incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split and Name Change

The Board of Directors of Golden Matrix Group, Inc., a Nevada corporation (the “Company”), has approved (1) a reverse stock split of the Company’s authorized, issued and outstanding shares of common stock, par value $0.00001 per share (the “Common Stock”), at a ratio of 1-for-12 (the “Reverse Split”); and (2) a name change of the Company to “Meridian Holdings Inc.” (the “Name Change”).

On February 26, 2026, the Company filed both (a) a Certificate of Change with the Secretary of State of the State of Nevada (the “Certificate of Change”) to effectuate the Reverse Split of its Common Stock at a ratio of 1-for-12, in accordance with Nevada Revised Statutes (“NRS”) Section 78.209; and (b) a Certificate of Amendment to the Company’s Articles of Incorporation, as amended, to affect the Name Change.

Both the Reverse Split and the Name Change became effective on March 3, 2026 at 12:01 a.m. ET (the “Effective Date”).

Reason for the Reverse Split

The Company affected the Reverse Split to satisfy the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2), for continued listing on The Nasdaq Capital Market. As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on January 2, 2026, on December 31, 2025, the Company received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Company’s Common Stock was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market, pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rules, the Company was provided 180 calendar days, or until June 30, 2026 (the “Required Compliance Date”), to regain compliance with the Bid Price Requirement.

By affecting the Reverse Split, the Company expects that the closing bid price for the Common Stock will increase above the $1.00 per share requirement to satisfy the deficiency prior to the Required Compliance Date.

Reason for the Name Change

The Company affected the Name Change to better reflect the Company’s primary status as a holding company for MeridianBet Group, a well-established brand and operator in the sports betting and gaming industry, spanning across over 15 markets in Europe, Central and South America, and Africa.

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Effects of the Reverse Split and Name Change

Effective Date; Symbol; CUSIP Number.

As of the Effective Date, the Common Stock is expected to begin trading on the Nasdaq Capital Market on a Reverse Split-adjusted basis under the Company’s new name, “Meridian Holdings Inc.” In connection with the Reverse Split and Name Change, the CUSIP number for the Common Stock changed to 381098409, and the Company’s trading symbol changed to “MRDN”.

Split Adjustment; Treatment of Fractional Shares.

On the Effective Date, the total number of shares of Common Stock authorized for issuance under the Company’s Articles of Incorporation was divided by 12 (from 300 million to 25 million); the total number of issued and outstanding shares of Common Stock of the Company was divided by 12 (from 151.7 million shares to 12.6 million shares); and the total number of shares of Common Stock held by each stockholder of the Company was converted automatically into the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Split divided by 12. No fractional shares will be issued in connection with the reverse split, and stockholders who would otherwise be entitled to receive a fractional share will instead receive cash in lieu of such fractional share, based upon the closing sale price of the Common Stock on the trading day immediately prior to the Effective Time as reported on the Nasdaq Capital Market.

There was no change to the par value of the Common Stock or preferred stock of the Company or the authorized or outstanding shares of preferred stock of the Company in connection with the Reverse Split; provided that the conversion ratio of such preferred stock will be adjusted equitably in connection with the Reverse Split.

Each certificate that immediately prior to the Effective Time represented shares of our Common Stock (“Old Certificates”) represents that number of shares of our Common Stock into which the shares of our Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above. Unless otherwise requested by a stockholder, VStock Transfer, LLC, the Company’s transfer agent (“VStock”), is expected to issue all of the post-split shares in paperless, “book-entry” form, and unless otherwise requested by the stockholder, VStock will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of our Common Stock will be automatically adjusted. Those stockholders holding our Common Stock in “street name” will receive instructions from their brokers.

In addition, the number of shares of Common Stock issuable upon exercise of our stock options and other equity awards (including shares reserved for issuance under the Company’s equity compensation plans) were proportionately adjusted by the applicable administrator, using the 1-for-12 ratio, and rounded down to the nearest whole share, to be effective at the Effective Time, pursuant to the terms of the Company’s equity plans. The conversion rates of our preferred stock will also be adjusted in a ratio of 1-for-12. The number of shares issuable upon exercise of our outstanding warrants to purchase shares of Common Stock outstanding at the Effective Time will also be equitably adjusted pursuant to the terms of such securities in connection with the 1-for-12 Reverse Split. In addition, the exercise price for each outstanding stock option and warrant will be increased in inverse proportion to the 1-for-12 split ratio such that upon an exercise, the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares subject to the option or warrant will remain approximately the same as the aggregate exercise price prior to the Reverse Split, subject to the terms of such securities.

Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged as a result of the Reverse Split, except for minor changes and adjustments that will result from the payment of cash in lieu of fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

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The above description of the Certificate of Change and Reverse Split and Certificate of Amendment and the Name Change is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Change and Certificate of Amendment, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Nevada State Filing.

The Company effected the Reverse Split as a result of filing the Certificate of Change with the Secretary of State of the State of Nevada, in accordance with NRS Section 78.209. The Company affected the Name Change as a result of the filing of the Certificate of Amendment.

No Stockholder Approval Required.

Under Nevada law, because the Reverse Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required. Pursuant to NRS Section 78.207, the Company may affect the Reverse Split without stockholder approval if (i) both the number of authorized shares of Common Stock and the number of issued and outstanding shares of Common Stock are proportionally reduced as a result of the Reverse Split; (ii) the Reverse Split does not adversely affect any other class of stock of the Company; and, (iii) stockholders holding in aggregate 10% or more of the outstanding shares of Common Stock would not have all of their shares of Common Stock cancelled as part of the Reverse Split. The Reverse Split complies with the foregoing requirements, and thus, no stockholder approval was required or obtained for the Reverse Split.

Under Nevada Law, because the Company’s Articles of Incorporation, as amended, do not forbid the Company from amending the Articles of Incorporation without stockholder approval, pursuant to NRS Section 78.390(8), no action by the stockholders is required if a proposed amendment to the Articles of Incorporation consists only of a change in the name of the Company. Thus, no stockholder approval was required or obtained for the Name Change.

No stockholder will receive dissenter’s rights as a result of the Reverse Split or Name Change.

Item 8.01. Other Events.

At the market open on March 3, 2026, the trading symbol of the Company’s common stock on The Nasdaq Capital Market is expected to change to “MRDN”.

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on Form S-3 (File Nos. 333-286935 and 333-281839) and Form S-8 (File Nos. 333-234192, 333-266562, and 333-280285) on file with the Commission. Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3, or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Split.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Change, affecting a 1-for-12 Reverse Stock Split of the Outstanding Common Stock and Authorized Common Stock, filed with the Secretary of State of Nevada on February 26, 2026
3.2	Articles of Amendment affecting Name Change to Meridian Holdings Inc., filed with the Secretary of State of Nevada on February 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN HOLDINGS INC.

Date: March 3, 2026	By:	/s/ Rich Christensen
Rich Christensen
Chief Financial Officer

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